For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la société en Ontario

872456

Ministry of Consumer and Business Services — Ontario
Ministère des Services aux consommateurs et aux entreprises

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

JANUARY 2 8 JANVIER, 2005

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Form 3 Business Corporations Act

Formule 3 Loi sur les sociétés par actions

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT) :

SMITTEN PRESS: LOCAL LORE AND
LEGENDS INC.

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT) :

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion :

1990-01-15

(Year, Month, Day)
(année, mois, jour)

4. **Complete only if there is a change in the number of directors or the minimum / maximum number of directors.**
Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.

Number of directors is/are: or minimum and maximum number of directors is/are:
Nombre d'administrateurs : ou nombres minimum et maximum d'administrateurs :

Number or minimum and maximum
Nombre ou minimum et maximum

5. The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante :

By removing the following paragraphs from the articles:

The right to transfer shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares of the Corporation without either:

(a) the express consent of the holders of at least sixty-six and two-thirds (66-2/3%) percent of the common shares of the Corporation for the time being outstanding expressed by a resolution passed at a meeting of such shareholders or by an instrument or instruments in writing signed by the holders of at least sixty-six and two-thirds (66-2/3%) percent of the common shares of the Corporation for the time being outstanding, or

(b) the express consent of the directors of the Corporation expressed by a resolution passed at a meeting of the Board of Directors or by an instrument or instruments in writing signed by a majority of the directors.

(1) The number of shareholders of the Corporation exclusive of persons who are in its employment and exclusive of persons who having been formerly in the employment of the Corporation were while in that employment and having continued after the termination of that employment to be shareholders of the Corporation, is limited to not more than fifty (50) two or more persons who are joint registered owners of one or more shares being counted as one shareholder.

(2) Any invitation to the public to subscribe for the shares of the Corporation is hereby prohibited.

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the *Business Corporations Act*.
La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2005-Jan-24

(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

SMITTEN PRESS: LOCAL LORE AND LEGENDS INC

(Name of Corporation) (If the name is to be changed by these articles set out current name)
(Dénomination sociale de la société) (Si l'on demande un changement de nom, indiquer ci-dessus la dénomination sociale actuelle).

By/
Par :

(Signature)
(Signature)

Secretary

(Description of Office)
(Fonction)